UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 12, 2020

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Albertsons Companies, Inc. (the "Company") and certain of its subsidiaries are party to an amended and restated asset-based revolving credit agreement dated November 16, 2018 (the "ABL Facility"). Subject to borrowing base availability, the ABL Facility provides for a $4.0 billion revolving credit facility (with subfacilities for letters of credit and swingline loans). The material terms of the ABL Facility are described under "Description of Indebtedness-ABL Facility" in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2020, which description is incorporated by reference herein.

While the Company, similar to other companies in the grocery industry, has seen a significant increase in sales as a result of consumer response to the COVID-19 outbreak and has not experienced any disruption in its operating activities, on March 12, 2020, the Company provided notice to the lenders to borrow $2.0 billion under the ABL Facility (the "ABL Borrowing"). As of March 18, 2020, a total of $2.0 billion (excluding $454.5 million in letters of credit) is currently outstanding under the ABL Facility. The interest rate for borrowing under the ABL Facility is approximately 2.0% (which represents 30-day LIBOR plus 125 basis points). As of March 18, 2020, after giving effect to the ABL Borrowing, the Company's net borrowing base availability is approximately $1.4 billion.

The Company increased its borrowings under the ABL Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the ABL Borrowing are currently being held on the Company's balance sheet. In accordance with the terms of the ABL Facility, the proceeds from the ABL Borrowing may in the future be used for working capital, general corporate or other purposes permitted by the ABL Facility.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements. These statements include, but are not limited to, statements related to the potential impact of the COVID-19 outbreak and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. The forward-looking statements are based on the Company's current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding our current expectations and beliefs as to general business and economic conditions, the competitive nature of the industry in which we conduct our business, pricing pressures and competitive factors, our ability to service our debt obligations, restrictions in our debt agreements, plans for future growth and other business development activities and other future events. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with Securities and Exchange Commission ("SEC"), including the most recently filed Forms 10-Q and 10-K and the Company's Registration Statement on Form S-1, including the preliminary prospectus, filed with the SEC on March 6, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

March 18, 2020	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President and General Counsel